SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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      ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

LCC INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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LCC INTERNATIONAL, INC.

7925 Jones Branch Drive
McLean, VA 22102

April 22, 2002

Dear Stockholder:

      You are cordially invited to attend the 2002 Annual Meeting of Stockholders of LCC International, Inc. to be held on Thursday, May 23, 2002 at 10:00 a.m. (Eastern Time) at the offices of LCC International, Inc., 7925 Jones Branch Drive, McLean, Virginia, 22102.

      At this meeting, you will be asked to vote, in person or by proxy, on the following matters: (i) the election of seven members of the Board of Directors; (ii) the ratification of the appointment of KPMG LLP as our independent auditors; (iii) the approval and adoption of an amendment to our Employee Stock Purchase Plan that increases the number of shares of Class A Common Stock that may be issued pursuant to the plan from 360,000 to 860,000; and (iv) any other business as may properly come before the meeting or any adjournments thereof. The official Notice of Meeting, Proxy Statement and form of Revocable Proxy and our Annual Report to Stockholders are included with this letter. The matters listed in the Notice of Meeting are described in detail in the Proxy Statement.

      Regardless of your plans for attending in person, it is important that your shares be represented and voted at the 2002 Annual Meeting. Accordingly, you are urged to complete, sign and mail the enclosed Revocable Proxy as soon as possible.

Sincerely,

C. THOMAS FAULDERS, III
Chairman and Chief Executive Officer

LCC INTERNATIONAL, INC.

7925 Jones Branch Drive
McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2002

      NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the “Annual Meeting”) of LCC International, Inc. will be held on Thursday, May 23, 2002 at 10:00 a.m. (Eastern Time) at the offices of LCC International, Inc., 7925 Jones Branch Drive, McLean, Virginia, 22102, to consider and act upon the following proposals:

1. To elect seven members of the Board of Directors;

2. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002;

3. To approve and adopt an amendment to our Employee Stock Purchase Plan that increases the number of shares of Class A Common Stock that may be issued pursuant to the plan from 360,000 to 860,000; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on April 4, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of Class A Common Stock and Class B Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of our stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten (10) days before the Annual Meeting at our offices.

By Order of the Board of Directors,

PETER A. DELISO
Secretary

McLean, Virginia
April 22, 2002

LCC INTERNATIONAL, INC.

7925 Jones Branch Drive
McLean, Virginia 22102

PROXY STATEMENT

Annual Meeting of Stockholders
May 23, 2002

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

      This Proxy Statement and the accompanying Notice of Annual Meeting and form of Revocable Proxy are being furnished, on or about April 22, 2002, to the stockholders of LCC International, Inc. (referred to in this Proxy Statement as “we,” “our” or “LCC”), in connection with the solicitation of proxies by our Board of Directors to be used at the 2002 Annual Meeting of Stockholders of LCC (the “Annual Meeting”) to be held on Thursday, May 23, 2002 at 10:00 a.m. (eastern time) at our offices at 7925 Jones Branch Drive, McLean, Virginia, 22102, and any adjournment thereof.

      The purpose of the Annual Meeting is (i) to elect seven members of the Board of Directors; (ii) to ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002; (iii) to approve and adopt an amendment to our Employee Stock Purchase Plan that increases the number of shares of Class A Common Stock that may be issued pursuant to the plan from 360,000 to 860,000; and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      If the enclosed form of proxy is properly executed and returned to us in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions thereon. Executed but unmarked proxies will be voted: (i) FOR the election of seven directors to the Board of Directors; (ii) FOR the approval and adoption of an amendment to our Employee Stock Purchase Plan that increases the number of shares of Class A Common Stock that may be issued pursuant to the plan from 360,000 to 860,000; and (iii) FOR the ratification of the appointment of KPMG LLP as our independent auditors. If any other matters are properly brought before the Annual Meeting, proxies will be voted in the discretion of the proxy holders. We are not aware of any such matters that are proposed to be presented at our Annual Meeting.

      The cost of soliciting proxies in the form enclosed herewith will be borne entirely by us. We have retained D.F. King & Co., Inc. to solicit proxies by use of the mails on our behalf for a fee of approximately $3,500. In addition, proxies may be solicited by our directors, officers and regular employees, without extra remuneration, by personal interviews, telephone, telegraph or otherwise. We will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

      The securities which can be voted at the Annual Meeting consist of shares of our Class A Common Stock and Class B Common Stock (collectively referred to as the “Common Stock”). Each outstanding share of Class A Common Stock entitles its owner to one vote on each matter as to which a vote is taken at the Annual Meeting. Each outstanding share of Class B Common Stock entitles its owner to ten votes on each matter as to which a vote is taken at the Annual Meeting. The close of business on April 4, 2002 has been fixed by the Board of Directors as the record date (the “Record Date”) for determination of stockholders entitled to vote at the Annual Meeting. The number of shares of Class A Common Stock and Class B Common Stock outstanding and entitled to vote on the Record Date was 14,601,198 and 6,318,874, respectively. The presence, in person or by proxy, of shares of Common Stock issued and outstanding and constituting at least a majority of the votes entitled to vote on the Record Date is necessary to constitute a quorum at the Annual Meeting. Stockholders’ votes will be tabulated by our Secretary and Assistant Secretary, who have been appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Under Delaware corporate law and our Amended and Restated Bylaws (the “Bylaws”), directors are elected by a plurality of votes cast by the shares present (in person or by proxy) and entitled to vote. Unless otherwise required by law or our Restated Certificate of Incorporation or Bylaws, any other matter put to a stockholder vote will be decided by the affirmative vote of a majority of the votes cast on the matter. Shares of our Common Stock represented by proxies that are marked “abstain” or which constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum, but none of the shares represented by these proxies will be counted for the purpose of determining the number of votes cast at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power and does not receive voting instructions from the beneficial owner.

      The presence of a stockholder at the Annual Meeting will not automatically revoke the stockholder’s proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by filing with our Secretary a written notice of revocation, by delivering to us a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The table below sets forth certain information regarding beneficial ownership of our Common Stock as of April 4, 2002 by (i) each director (and director nominee), (ii) the Chief Executive Officer that served during 2001, each of the other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2001, and one other individual who would have been among the four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2001, except that he was not serving as an executive officer at the end of fiscal year 2001 (the “Named Executive Officers”), (iii) all persons known to us to be beneficial owners of more than 5% of our outstanding Class A or Class B Common Stock, and (iv) all directors and executive officers as a group. This information is based upon the most recent filing made by such persons with the Securities and Exchange Commission (the “Commission”) or information provided to us by such persons. Under the rules of the Commission, a person is deemed a “beneficial owner” of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. More than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days.

	Number of Shares
			Percent of
	Number of	Number of	Common Stock
Name, Address and Title(1)	Class A Shares	Class B Shares	Outstanding

WorldCom, Inc.(2)	2,841,099	—	13.6%
MCI WORLDCOM Network Services, Inc.(2)
500 Clinton Center Drive
Clinton, Mississippi 39056
TC Group, L.L.C.(3)	2,072,576	—	9.9%
TCG Holdings, L.L.C.(3)
c/o The Carlyle Group
1001 Pennsylvania Avenue, N.W.
Washington, DC 20004
J.P. Morgan Chase & Co.(4)	1,737,588	—	8.3%
270 Park Avenue
New York, NY 10017
John Hancock Financial Services, Inc.(5)	1,083,000	—	5.2%
101 Huntington Avenue
Boston, MA 02199
C. Thomas Faulders, III(6)	671,299	—	3.1%
Chairman of the Board and Chief Executive Officer c/o LCC International, Inc. 7925 Jones Branch Drive McLean, Virginia 22102
Mark D. Ein, Director(7)	91,000	—	0.43%
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102
Steven J. Gilbert, Director(8)	30,000	—	0.14%
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102

	Number of Shares
			Percent of
	Number of	Number of	Common Stock
Name, Address and Title(1)	Class A Shares	Class B Shares	Outstanding

Susan Mayer, Director(9)	2,844,432	—	13.6%
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102
Susan Ness, Director	—	—	0.0%
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102
Dr. Rajendra Singh, Director(10)	905,087	6,568,874	35.3%
c/o Telcom Ventures, L.L.C.
7925 Jones Branch Drive
McLean, Virginia 22102
Neera Singh, Director(10)	905,087	6,568,874	35.3%
c/o Telcom Ventures, L.L.C.
7925 Jones Branch Drive
McLean, Virginia 22102
Carlo Baravalle(11)	20,000	—	*
Senior Vice President, Europe,
Middle East, Africa and Asia Pacific
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102
Michael S. McNelly(12)	93,000	—	0.44%
Senior Vice President, The Americas
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102
David N. Walker(13)	87,917	—	0.42%
Senior Vice President, Treasurer and
Chief Financial Officer
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102
Peter A. Deliso(14)	69,250	—	0.33%
Vice President, Corporate Development,
General Counsel and Secretary
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102

	Number of Shares
			Percent of
	Number of	Number of	Common Stock
Name, Address and Title(1)	Class A Shares	Class B Shares	Outstanding

Peter R. Zaugg(15)	6,000	—	*
Senior Vice President, Europe, Middle
East, Africa and Asia Pacific
c/o LCC International, Inc.
7925 Jones Branch Drive
McLean, Virginia 22102
All directors and executive officers as a group(16)	4,811,984	6,568,874	51.55%

*	Less than 0.1%.

(1)	Unless otherwise noted, we believe that each of the stockholders has sole voting and dispositive power with respect to the shares of Common Stock owned by it, him or her.

(2)	Represents 19.5% of the outstanding shares of Class A Common Stock. MCI WORLDCOM Network Services, Inc. (formerly known as MCI Telecommunications Corporation) is a wholly owned subsidiary of WorldCom, Inc. According to the Amendment No. 1 to the Schedule 13D filed on February 14, 2001, WorldCom, Inc. and MCI WORLDCOM Network Services, Inc. have the shared power to vote and the shared power to direct the disposition of such shares.

(3)	Represents 14.2% of the outstanding shares of Class A Common Stock. According to the Schedule 13G filed on April 1, 2002, TC Group, L.L.C. and TCG Holdings, L.L.C. each may be deemed to be the beneficial owner of these shares.

(4)	Represents 11.9% of the outstanding shares of Class A Common Stock. According to Amendment No. 2 to Schedule 13G filed on February 13, 2002 by J.P. Morgan Chase & Co. and its wholly-owned subsidiaries, J.P. Morgan Investment Management, Inc. and Robert Fleming Holdings Ltd., J.P. Morgan Chase & Co. is the beneficial owner of these shares.

(5)	Represents 7.4% of the outstanding shares of Class A Common Stock. According to the Schedule 13D filed on February 14, 2002 by John Hancock Financial Services, Inc. and several of its subsidiaries, John Hancock Advisers, LLC has the sole power to vote and direct the disposition of such shares.

(6)	Includes 541,666 shares which may be acquired within 60 days pursuant to stock options granted under the Employee Plan.

(7)	Includes 70,000 and 20,000 shares which may be acquired within 60 days pursuant to options granted under the Directors Plan and the Employee Plan, respectively.

(8)	Consists entirely of shares which may be acquired within 60 days pursuant to stock options granted under the Directors Plan.

(9)	Includes 4,400 shares which may be acquired within 60 days pursuant to options granted under the Directors Plan. The remaining 2,841,099 shares are held by WorldCom, Inc. and MCI WORLDCOM Network Services, Inc. and represents 19.5% of the outstanding shares of Class A Common Stock. Ms. Mayer has the power to vote or direct the voting of such shares.

(10)	Includes (i) 250,000 shares of Class B Common Stock which may be acquired within 60 days pursuant to options granted to Dr. Rajendra Singh and Neera Singh under the Directors Stock Option Plan (the “Directors Plan”), (ii) 20,000 shares of Class A Common Stock which may be acquired within 60 days pursuant to options granted to Dr. Rajendra Singh and Neera Singh under the Employee Plan, (iii) 40,000 shares of Class A Common Stock held by Dr. Rajendra Singh and Neera Singh, (iv) all 6,318,874 shares of Class B Common Stock currently outstanding, which shares are held by RF Investors, L.L.C., and (v) 845,087 shares of Class A Common Stock held by Telcom Ventures L.L.C. Telcom Ventures owns 99.248% of the equity interests in RF Investors. Cherrywood Holdings, Inc. (“Cherrywood”), in turn, owns 75% of the equity interests in Telcom Ventures and 0.752% of the equity interests in RF Investors. Cherrywood is owned by Dr. Rajendra Singh, Neera Singh and certain Singh Children Family Trusts, and Dr. Rajendra Singh and Neera Singh are the executive officers of Cherrywood and its sole directors. Dr. Rajendra Singh and Neera Singh together have the power to vote or dispose of the shares of Class A Common Stock and Class B Common Stock held by RF Investors and Telcom Ventures. The shares of Class A Common Stock and Class B Common Stock beneficially owned by both Dr. Rajendra Singh and Neera Singh have been aggregated in calculating the number of shares beneficially owned by each.

(11)	Consists entirely of shares which may be acquired within 60 days pursuant to stock options granted under the Employee Plan.

(12)	Includes 75,000 shares which may be acquired within 60 days pursuant to stock options granted under the Employee Plan, and 18,000 shares which may be acquired within 60 days pursuant to stock options to be granted under the Employee Plan pursuant to our option exchange program provided that he is an employee of LCC on the date on which the new options are granted.

(13)	Includes 75,000 shares which may be acquired within 60 days pursuant to stock options granted under the Employee Plan, and 12,917 shares which may be acquired within 60 days pursuant to stock options to be granted under the Employee Plan pursuant to our option exchange program provided that he is an employee of LCC on the date on which the new options are granted.

(14)	Includes 62,500 shares which may be acquired within 60 days pursuant to stock options granted under the Employee Plan, and 5,250 shares which may be acquired within 60 days pursuant to stock options to be granted under the Employee Plan pursuant to our option exchange program provided that he is an employee of LCC on the date on which the new options are granted.

(15)	Based on Mr. Zaugg’s filings with the SEC pursuant to Section 16(a) of the Securities Exchange Act. Mr. Zaugg resigned from LCC effective September 1, 2001.

(16)	Does not include former executive officers. Includes (i) shares held by Telcom Ventures, (ii) shares which may be acquired within 60 days pursuant to options granted pursuant to the Employee Plan and the Directors Plan, as described in the footnotes to this table, (iii) 20,000 shares which may be acquired by Terri Feely, Vice President, Human Resources within 60 days pursuant to options granted under the Employee Plan, and 5,667 shares which may be acquired by Ms. Feely within 60 days pursuant to stock options to be granted under the Employee Plan in connection with our option exchange program provided that she is an employee of LCC on the date on which the new options are granted and (iv) 17,193 shares which may be acquired by Tricia L. Drennan, Vice President, Corporation Communications and Investors Relations, and Assistant Secretary within 60 days pursuant to options granted under the Employee Plan, and 6,083 shares which may be acquired by Ms. Drennan within 60 days pursuant to stock options to be granted under the Employee Plan in connection with our option exchange program provided that she is an employee of LCC on the date on which the new options are granted.

MATTERS TO BE ACTED ON

ELECTION OF DIRECTORS

(Proposal 1)

      The entire Board of Directors consists of eight members. At the Annual Meeting, seven directors will be elected, each to serve until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified or until such director’s earlier death, resignation or removal. One seat on the Board of Directors will remain vacant. Proxies cannot be voted for a greater number of persons than the nominees named in the proxy.

      Unless otherwise instructed on the proxy, the persons named in the proxy to vote the shares represented by each properly executed proxy shall vote FOR the election as directors the persons named below as nominees. Directors will be elected by a plurality vote.

The Board of Directors recommends a vote FOR the Election of its Nominees for Directors.

Information as to Nominees

      Set forth below is certain information with respect to the nominees of the Board of Directors for election as directors at the Annual Meeting.

Name	Age	Position	Director Since

C. Thomas Faulders, III	52	Chairperson of the Board of Directors and Chief Executive Officer	1999
Mark D. Ein	37	Director	1994
Steven J. Gilbert	55	Director	1999
Susan Mayer	52	Director	2001
Susan Ness	53	Director	2001
Dr. Rajendra Singh	47	Director	1983
Neera Singh	43	Director	1983

      C. Thomas Faulders, III. C. Thomas Faulders, III, was appointed Chairperson of the Board of Directors and Chief Executive Officer on May 15, 1999. Mr. Faulders served as Executive Vice President, Treasurer and Chief Financial Officer of BDM International, Inc. from 1995 until the company was sold to TRW in 1997. During his tenure with BDM, Mr. Faulders served as President of the Integrated Supply Chain Solutions unit. From 1992 to 1995, Mr. Faulders was Vice President and Chief Financial Officer of Comsat Corporation, a provider of international communications and entertainment. From 1985 to 1992, he served in several senior sales, marketing and finance positions with MCI Communications Corporation, a long distance service provider.

      Mark D. Ein. Mark D. Ein has served as a Director since January 1994. He is a member and Chairperson of the Compensation and Stock Option Committee. Mr. Ein is the founder and Chief Executive Officer of Venturehouse Group, LLC, a technology holding company that creates, invests in and builds technology and telecommunications companies. Prior to forming Venturehouse Group, Mr. Ein was a Principal with The Carlyle Group, a large private equity firm with offices around the world. From 1992 to 1999, Mr. Ein was responsible for many of The Carlyle Group’s telecommunications investment activities. Mr. Ein has also worked for Brentwood Associates, a leading West Coast venture capital firm, and for Goldman, Sachs & Co. Mr. Ein serves on the board of directors of several private companies.

      Steven J. Gilbert. Steven J. Gilbert has served as a Director since February 1999 and is Chairperson of the Audit Committee. He is currently chairman of the board of Gilbert Global Equity Partners, L.P., a billion-dollar private equity fund. From 1992 to 1997, he was the Founder and Managing General Partner of Soros Capital L.P., the principal venture capital and leveraged transaction entity of the Quantum Group of Funds, and a principal advisor to Quantum Industrial Holdings Ltd. From 1988 through 1992, he was the managing director of Commonwealth Capital Partners, L.P., a private equity investment firm. From 1984 to 1988,

Mr. Gilbert founded and was the managing general partner of Chemical Venture Partners (now Chase Capital). Mr. Gilbert has 30 years of experience in private equity investing, investment banking and law, and serves as a director of several multi-national high tech companies.

      Susan Mayer. Susan Mayer has been a Director since January 2001 and is a member of the Audit and Nominating Committees. She is senior vice president and treasurer of WorldCom, Inc. and president of WorldCom Ventures, a subsidiary of WorldCom, Inc. Prior to founding WorldCom Ventures, Ms. Mayer held several senior management positions at MCI Communications Corporation, including senior vice president of ventures and alliances, president and chief operating officer of SkyMCI and senior vice president of MCI corporate development. Ms. Mayer has also held strategic management positions with Communications Satellite Corporation and The Boston Consulting Group.

      Susan Ness. Susan Ness has been a Director since June 2001 and is a member of the Audit and Compensation and Stock Option Committees. She was a commissioner of the Federal Communications Commission from 1994 until 2001. During her tenure with the FCC, Ms. Ness focused extensively on spectrum matters both domestically and globally, including serving as the FCC’s senior representative to three world radio communications conferences. Prior to joining the FCC, Ms. Ness was a vice president and group head of a regional financial institution lending to communications companies. She also was assistant general counsel to the Banking, Currency and Housing Committee of the U.S. House of Representatives during the mid-1970s.

      Dr. Rajendra Singh. Dr. Rajendra Singh is a co-founder, has been a Director since LCC’s inception and is a member of the Compensation and Stock Option Committee. Dr. Singh was our President from our formation in 1983 until September 1994, was Chief Executive Officer from January 1994 until January 1995, was Treasurer from January 1994 until January 1996 and was the Chairperson of the Board of the Directors, Interim President and Chief Executive Officer from October 1998 to May 1999. Dr. Singh is also the principal owner of Cherrywood Holdings, Inc. Dr. Singh is also co-chair of the Members Committee of Telcom Ventures, an investment firm specializing in wireless system operators and emerging wireless technologies, as well as RF Investors. He is also a Director of XM Satellite Radio Holdings, Inc., a provider of satellite-transmitted, digital quality audio entertainment and information programming. In addition, Dr. Singh established, developed and directed APPEX, Inc., a billing services firm sold to Electronic Data Systems (EDS) in October 1990. Dr. Singh is married to Neera Singh, a Director and a former executive officer of LCC.

      Neera Singh. Neera Singh is a co-founder and has been a Director since LCC’s inception and is a member and Chairperson of the Nominating Committee. Ms. Singh served as our Vice President from our formation in 1983 to October 1991 and Executive Vice President from January 1994 until September 1996. Ms. Singh also served as our Co-Chairperson from January 1995 until September 1996. Ms. Singh is also co-chair of the Members Committee of Telcom Ventures and RF Investors, and a principal owner of Cherrywood. Ms. Singh is married to Dr. Rajendra Singh, a Director and former executive officer of LCC.

Corporate Governance and Other Matters

      The Board of Directors has established a Nominating Committee for selecting nominees for election as directors. The Nominating Committee is currently comprised of Ms. Singh and Ms. Mayer; Ms. Singh is the Chairperson of the Nominating Committee. The Nominating Committee met twice during the year ended December 31, 2001. Our Bylaws also permit stockholders eligible to vote at the Annual Meeting to make nominations for directors if such nominations are made pursuant to timely notice in writing to our Secretary and include certain information specified in Section 3.4 of our Bylaws concerning each person the stockholder proposes to nominate for election and the nominating stockholder. The Bylaws also permit stockholders to propose other business to be brought before an annual meeting, provided that such proposals are made pursuant to timely notice in writing to our Secretary. No such nominations or proposals have been received in connection with the Annual Meeting.

      The Board of Directors has also established a Compensation and Stock Option Committee (the “Compensation Committee”) and an Audit Committee. The Compensation Committee currently is com-

prised of Mr. Ein, Ms. Ness and Dr. Singh; Mr. Ein is Chairperson of the Committee. During fiscal year 2001, the Compensation Committee consisted of Mr. Ein, Dr. Singh and Mr. Gregory Ledford (formerly a director); Mr. Ein was Chairperson of the Committee. The Compensation Committee considers and makes recommendations to the Board of Directors with respect to programs for human resource development and management organization and succession, approves changes in senior executive compensation, considers and makes recommendations to the Board of Directors with respect to general compensation matters and policies and employee benefit and incentive plans and administers our stock option plans, grants stock options under such stock option plans and exercises all other authority granted to it to administer such stock option plans. The Compensation Committee met three times during the year ended December 31, 2001, and it took action by unanimous written consent on two other occasions.

      The Audit Committee currently is comprised of Mr. Gilbert, Ms. Mayer and Ms. Ness; Mr. Gilbert is Chairperson of the Committee. During fiscal year 2001, the Audit Committee was comprised of the same members except that Ms. Ness replaced Dr. Arno A. Penzias (a former director) in June 2001; Dr. Penzias elected not to stand for re-election in 2001. The Audit Committee’s responsibilities are described in a written charter adopted by the Board, a copy of which was an attachment to last year’s proxy statement. These responsibilities include examining and considering matters relating to our financial affairs and reviewing our annual financial statements, the scope of the independent annual audit and internal audits and the independent auditors’ letter to management concerning the effectiveness of our internal financial and accounting controls. The Audit Committee held five meetings during the year ended December 31, 2001.

      During the year ended December 31, 2001, the Board of Directors held nine meetings, and it took action by unanimous written consent on one other occasion. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served during the period on which he or she served.

Compensation of Directors

      Fees. We have entered into agreements with four of our directors, namely Mr. Ein, Mr. Gilbert, Ms. Mayer and Ms. Ness, pursuant to which we have agreed to compensate each of these directors for his or her services as a director as follows: (i) an annual fee of $20,000, (ii) a fee of $1,000 for each meeting of the Board of Directors he or she attends, (iii) an annual fee of $2,000 for each Committee on which he or she serves (Mr. Ein presently serves on the Compensation Committee, Mr. Gilbert presently serves on the Audit Committee, Ms. Mayer currently serves on the Audit and Nominating Committees and Ms. Ness currently serves on the Audit and Compensation Committees), and (iv) an additional fee of $1,000 for any committee which he or she chairs (Mr. Ein presently chairs the Compensation Committee and Mr. Gilbert presently chairs the Audit Committee). We paid Mr. Gilbert a total of $31,000, Mr. Ein a total of $30,000, Ms. Mayer a total of $28,000, and Ms. Ness a total of $16,000 in connection with these agreements during the year ended December 31, 2001. We do not provide compensation for Board of Directors service to Dr. Singh and Ms. Singh because of their affiliation with Telcom Ventures or to Mr. Faulders because of his employment with LCC. In January 2002, Ms. Mayer elected to forgo her right to receive compensation for her services as a director.

      Stock Option Grants. The Directors Plan provides for the grant of options to directors who are not our officers or employees and authorizes the issuance of up to 250,000 shares of Class A Common Stock and 250,000 shares of Class B Common Stock. The option exercise price for options granted under the Directors Plan is 100% of the fair market value of the underlying shares on the date of the grant of the options. Our directors are entitled to receive options to purchase shares of Class A Common Stock in an amount determined at the discretion of the Board of Directors. Although the Directors Plan also provides for annual grants of options to purchase Class B Common Stock to directors who are eligible to hold such shares, the final annual grant of such options occurred in May 2000 and no additional shares of Class B Common Stock are available for issuance.

      As of December 31, 2001, stock options to purchase 182,600 shares of Class A Common Stock and stock options to purchase 250,000 shares of Class B Common Stock were outstanding pursuant to the Directors Plan.

MANAGEMENT

      Our executive officers, and their respective ages as of the date of this Proxy Statement, are as follows:

Name	Age	Position

C. Thomas Faulders, III	52	Chief Executive Officer
Michael S. McNelly	51	Senior Vice President, The Americas
David N. Walker	43	Senior Vice President, Chief Financial Officer and Treasurer
Carlo Baravalle	41	Senior Vice President, Europe, Middle East, Africa and Asia Pacific
Peter A. Deliso	41	Vice President, Corporate Development, General Counsel and Secretary
Tricia L. Drennan	33	Vice President, Corporate Communications and Investor Relations, and Assistant Secretary
Terri Feely	36	Vice President, Human Resources

      C. Thomas Faulders, III. C. Thomas Faulders, III, was appointed Chairperson of the Board of Directors and Chief Executive Officer on May 15, 1999. Mr. Faulders served as Executive Vice President, Treasurer and Chief Financial Officer of BDM International, Inc. from 1995 until the company was sold to TRW in 1997. During his tenure with BDM, Mr. Faulders served as President of the Integrated Supply Chain Solutions unit. From 1992 to 1995, Mr. Faulders was Vice President and Chief Financial Officer of Comsat Corporation, a provider of international communications and entertainment. From 1985 to 1992, he served in several senior sales, marketing and finance positions with MCI Communications Corporation, a long distance service provider.

      Michael S. McNelly. Michael S. McNelly has been our Senior Vice President, The Americas, since March 2000. Prior to re-joining us in March, Mr. McNelly worked for BroadStream Corp., where he served as Senior Vice President of Engineering and Operations. From May 1998 to July 1999, Mr. McNelly was our Senior Vice President, Telcom Services. From 1994 to May 1998, Mr. McNelly founded Koll Telecommunications Services and served as its President and C.E.O. before it was acquired by us. Prior to that, he served as Executive Vice President of Engineering and Operations for LA Cellular. Before joining LA Cellular, Mr. McNelly was the Vice President and General Manager for PacTel Development Corporation and held several positions at Cellular One — San Francisco, including Vice President of Engineering and Operations.

      David N. Walker. David N. Walker was appointed Senior Vice President, Chief Financial Officer and Treasurer in June 1999. Prior to joining LCC, Mr. Walker served as Vice President and Controller of Marconi North America. From 1988 to early 1999, Mr. Walker held various accounting and finance positions, including Vice President and Controller, at BDM International, Inc. and TRW Systems and Information Technology Group, which acquired BDM International, Inc. in 1997. Prior to BDM and TRW, Mr. Walker was Vice President and Controller of Cerbco. Prior to that, he worked as an auditor at the national accounting firm of Laventhol & Horwath. Mr. Walker is a certified public accountant.

      Carlo Baravalle. Mr. Baravalle was appointed Senior Vice President, Europe, Middle East, Africa and Asia Pacific in May 2001. From January 2000 to May 2001, Mr. Baravalle was managing director, international development and operations, of MoneyExtra PLC and was responsible for the development and management of its international operations. Prior to joining MoneyExtra PLC, Mr. Baravalle was vice president, product marketing, GSM-UMTS, of Lucent Technologies, where he was responsible for all strategy, business planning, marketing, sales support and partnership activities worldwide for the GSM, GPRS and UMTS product lines. Mr. Baravalle was also director of corporate finance for Warburg Dillion Reed’s telecom sector, and business development director for British Telecom, where he was responsible for implementing BT’s global strategy through external growth. Mr. Baravalle has also held positions in strategic consulting and finance.

      Peter A. Deliso. Peter A. Deliso has been our General Counsel since June 1994 and Vice President, Corporate Development, and Secretary since January 1996. From late 1989 until January 1994, Mr. Deliso served as Corporate Counsel for Mobile Telecommunication Technologies Corp. (“Mtel”) and its various domestic and international subsidiaries. Prior to his employment with Mtel, Mr. Deliso was with the law firm of Garvey, Schubert & Barer specializing in international, corporate and securities law.

      Tricia L. Drennan. Tricia L. Drennan was appointed Vice President of Corporate Communications and Investor Relations in February 2000. Ms. Drennan previously served as our Director of Corporate Communications and Investor Relations from January 1997 to February 2000. From 1993 to 1996, Ms. Drennan was in charge of our North American Sales and Marketing Group. Prior to her management tenure in our Sales and Marketing Group, Ms. Drennan served as an Associate Engineer at LCC deployed in Germany to work on Europe’s first GSM network — D2.

      Terri Feely. Terri Feely was appointed Vice President, Human Resources in March 1999. From 1995 to 1999, Ms. Feely worked at PRC Realty Systems as Director of Human Resources. From 1991 to 1995, Ms. Feely was the Human Resources Manager for Learning Tree International, International Technical Training Company. From 1987 to 1991, Ms. Feely was Director of Employment with USLICO Corporation. Ms. Feely is a Certified Compensation Professional (CCP) from the American Compensation Association (ACA).

Executive Compensation

      The following table summarizes the compensation paid to the Named Executive Officers for the fiscal years ended December 31, 1999, 2000 and 2001.

Summary Compensation Table

						Long-Term
		Annual				Compensation Awards
		Compensation(1)
						Securities
				All Other		Underlying
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation(2)		Options/SARs(#)

Named Executive Officers as of December 31, 2001
C. Thomas Faulders, III, Chief Executive Officer and Chairman of the Board	2001	$387,000	—	$10,000	(3)	175,000
	2000	375,000	—	4,000	(4)	—
	1999	195,000	$375,000	—		650,000
Michael S. McNelly, Senior Vice President, The Americas(5)	2001	253,000	43,000	4,000		18,000	(6)
	2000	188,000	59,000	4,000		45,000	(6)
	1999	92,000	—	25,000	(7)	25,000
David N. Walker, Senior Vice President, Chief Financial Officer and Treasurer	2001	198,000	26,000	6,000	(8)	17,500	(6)
	2000	190,000	19,000	4,000		30,000	(6)
	1999	104,000	95,000	—		75,000
Carlo Baravalle, Senior Vice President, Europe, Middle East, Africa and Asia Pacific	2001	177,000	43,000	27,000	(9)	100,000

Peter A. Deliso, Vice President, Corporate Development, General Counsel and Secretary	2001	168,000	14,000	27,000	(10)	7,500	(6)
	2000	158,000	14,000	4,000		12,000	(6)
	1999	142,000	150,000	4,000		25,000
Peter R. Zaugg, Senior Vice President, Europe, Middle East, Africa and Asia Pacific(11)	2001	146,000	—	25,000	(12)	15,000	(13)
	2000	219,000	61,000	39,000	(14)	30,000	(13)
	1999	196,000	90,000	—		—

(1)	All amounts are rounded to the nearest $1,000.

(2)	Unless otherwise indicated, all other compensation represents contributions made to our 401(k) Plan on behalf of the applicable individual.

(3)	Includes $1,000 payment for life insurance and $7,000 for the payment of accumulated vested vacation time.

(4)	Includes $1,000 payment for life insurance.

(5)	Mr. McNelly rejoined us on March 1, 2000. From May 1998 to July 1999, Mr. McNelly was our Senior Vice President, Telcom Services.

(6)	The Named Executive Officer who received options to purchase these shares accepted our offer to exchange outstanding stock options for one half of the number of shares of Class A Common Stock subject to the options tendered in the exchange. Pursuant to terms of our option exchange program, the options to purchase these shares were cancelled on November 28, 2001, and new options are scheduled to be granted to this Named Executive Officer on or about May 21, 2002, provided that he is an employee of LCC on the date on which the new options are granted.

(7)	Includes $22,000 for the payment of accumulated vested vacation time, and $3,000 automobile allowance.

(8)	Includes $4,000 for the payment of accumulated vested vacation time.

(9)	Includes $12,000 automobile allowance and $15,000 for contributions to LCC UK’s contribution pension plan on behalf of the Mr. Baravalle.

(10)	Includes $23,000 for the payment of accumulated vacation time.

(11)	Mr. Zaugg resigned from LCC effective September 1, 2001.

(12)	Includes $11,000 automobile allowance and $14,000 for contributions to LCC UK’s contribution pension plan on behalf of the Mr. Zaugg.

(13)	Pursuant to the terms of the Employee Plan, the options to purchase these shares expired on October 31, 2001, 30 days after the effective date of Mr. Zaugg’s resignation from LCC.

(14)	Includes $17,000 automobile allowance and $22,000 for contributions to LCC UK’s contribution pension plan on behalf of the Mr. Zaugg.

Option Grants

      The table below summarizes the individual grants of stock options made during the year ended December 31, 2001 to each of the Named Executive Officers. Presently, 8,825,000 shares of Class A Common Stock are reserved for issuance under the Employee Plan.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value
					at Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Shares	Options Granted			Appreciation
	Underlying	to Employees			for Option Term
	Options	in Fiscal	Exercise or Base	Expiration
Name	Granted	Year(1)	Price ($/Sh)	Date	5%		10%

C. Thomas Faulders, III	150,000	7.1%	$12.25	1/30/11	$1,155,584		$2,928,502
	25,000	1.2%	5.55	5/24/11	87,259		221,132
Michael S. McNelly	18,000 (2)	0.9%	12.25	1/30/11	—	(2)	—	(2)
David N. Walker	17,500 (2)	0.8%	12.25	1/30/11	—	(2)	—	(2)
Carlo Baravalle	100,000	4.8%	5.64	4/24/11	354,697		898,871
Peter A. Deliso	7,500 (2)	0.4%	12.25	1/30/11	—	(2)	—	(2)
Peter R. Zaugg(3)	15,000 (4)	0.7%	12.25	1/30/11 (4)	—	(4)	—	(4)

(1)	Options granted to Dr. Singh and Neera Singh in 2001 are not included in computing percentages in the table since neither is an employee of LCC.

(2)	The Named Executive Officer who received options to purchase these shares accepted our offer to exchange outstanding stock options for one half of the number of shares of Class A Common Stock subject to the options tendered in the exchange. Pursuant to terms of our option exchange program, the options to purchase these shares were cancelled on or about November 28, 2001, and new options are scheduled to be granted to this Named Executive Officer on or about May 21, 2002. Because the old options have been cancelled, the potential realizable value of such options has not been included in the table. The new options will have an exercise price equal to the closing price of our Class A Common Stock on the business day immediately proceeding the date on which we grant the new options.

(3)	Mr. Zaugg resigned from LCC effective September 1, 2001.

(4)	Pursuant to the terms of the Employee Plan, the options to purchase these shares expired on October 31, 2001, 30 days after the effective date of Mr. Zaugg’s resignation from LCC.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table provides information with respect to the Named Executive Officers regarding the exercise of options during the last fiscal year and the value of all unexercised options held at December 31, 2001:

			Number of
			Shares Underlying		Value of Unexercised
	Number of		Unexercised Options at		In-the-Money Options at
	Shares Acquired		December 31, 2001		December 31, 2001(1)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Named Executive Officers as of December 31, 2001:
C. Thomas Faulders, III	—	—	433,333	391,667	$230,100	$158,825
Michael S. McNelly(2)	—	—	75,000	—	172,575	—
David N. Walker(2)	—	—	50,000	55,000	152,550	76,275
Carlo Baravalle	—	—	—	100,000	—	166,100
Peter A. Deliso(2)	—	—	54,167	8,333	124,639	19,174
Peter R. Zaugg(3)	31,000	$40,760	—	—	—	—

(1)	Based on a per share closing price of $7.30 on December 31, 2001.

(2)	This Named Executive Officer has tendered options pursuant to terms of our option exchange program. Information regarding the cancelled options tendered by the Named Executive Officer and the new options to be granted to the Named Executive Officer pursuant to the option exchange program is set forth in the “10-Year Option/SAR Repricings” table.

(3)	Mr. Zaugg resigned from LCC effective September 1, 2001.

Employment Agreements and Change-in-Control Arrangements

      C. Thomas Faulders, III. Effective June 24, 1999, we entered into a three-year employment agreement with C. Thomas Faulders, III, our Chief Executive Officer. Mr. Faulders’ employment agreement provides for a minimum salary of $375,000 per annum, reimbursement of certain expenses, annual bonuses based on individual and objective annual LCC performance criteria to be adopted by the Board of Directors and participation in our benefit plans. Mr. Faulders’ employment agreement further provides for an initial grant of options to purchase an aggregate of 150,000 shares of Class A Common Stock at an exercise price equal to the greater of: (a) $5.00 or (b) the fair market value of the our Class A Common Stock on the date of grant. In addition, for so long as Mr. Faulders is employed by us, and in connection with Mr. Faulders’ annual salary and performance review, Mr. Faulders is eligible to receive annual grants of options to purchase 150,000 shares of our Class A Common Stock at a per share exercise price equal to the fair market value of our Class A Common Stock on the date of grant. The options granted to Mr. Faulders pursuant to his employment agreement will vest in increments of one-third on each of the first, second and third anniversaries of the date of grant. Mr. Faulders’ options will also be subject to additional vesting in connection with a termination of employment due to death or disability.

      Mr. Faulders’ employment agreement provides that his options will be subject to acceleration upon: (a) our dissolution or liquidation, (b) the sale of substantially all of our assets, (c) certain mergers, consolidations or reorganizations where we are not the surviving entity, or (d) certain mergers, acquisitions or other transactions resulting in any person or entity acquiring beneficial ownership of 51% or more of the combined voting power of all classes of our stock.

      During the term of his employment and for a period of 18 months thereafter, Mr. Faulders may not (a) engage or otherwise become interested in any of our businesses or any of the businesses of our subsidiaries as conducted or contemplated during his period of employment, (b) solicit or hire or induce the termination of any employee or other personnel providing services to us or any of our subsidiaries at the time, or within six months, of such solicitation, hiring or inducement or (c) take any action intended to cause any of our vendors, customers or business associates to terminate, sever, reduce or otherwise adversely alter its relationship with us.

      If we terminate Mr. Faulders’ employment other than for “Cause” or due to death or disability, Mr. Faulders shall continue to receive his full base salary and medical and health benefits for a period of 18 months commencing on the date of such termination. “Cause” is defined as termination by LCC because (a) Mr. Faulders commits an act of deceit, dishonesty, fraud or theft, (b) Mr. Faulders materially fails to perform his job responsibilities after having been provided notice and a reasonable opportunity to cure the problem, (c) Mr. Faulders commits a material violation of our policy under circumstances where he knew or should have known of the policy, (d) Mr. Faulders commits a material violation of the employment agreement or any other agreement he has with the us including any violation of his obligations of confidentiality and non-competition, and (e) Mr. Faulders engages in immoral, unethical or illegal behavior, including violating his fiduciary obligations to us.

      We also entered into an unsecured, recourse loan agreement with Mr. Faulders on December 22, 1999, in the principal amount of $1,625,000. The proceeds of the loan were used for the purchase of 108,333 shares of our Class A Common Stock for a per share price of $15.00. Interest on the loan is payable quarterly at an annual rate equal to 6.06%. We will pay Mr. Faulders a quarterly bonus equal to the amount necessary to pay the amount of the interest due on such date, provided that Mr. Faulders is employed by us on the date the interest payment is due. The entire principal balance of the loan, together with any accrued interest, will be due and payable in full on December 22, 2004. To the extent that the forgiveness of the loan does not result in an excise tax under Section 4999 of the Internal Revenue Code, all amounts outstanding under the loan shall be forgiven if one of the following events occurs: (a) the sale of substantially all our assets, (b) certain mergers, consolidations or reorganizations where we are not the surviving entity, or (c) certain mergers, acquisitions or other transactions resulting in any person or entity acquiring beneficial ownership of 51% or more of the combined voting power of all classes of our stock.

      Michael S. McNelly. Effective March 1, 2000, we entered into a letter agreement with Michael S. McNelly. The agreement provides for at-will employment of Mr. McNelly on a full-time basis. Mr. McNelly’s annual salary under the agreement is $225,000 and he is eligible to receive annual bonuses of up to 50% of his annual base salary, which bonuses will be made at our discretion. Mr. McNelly was also awarded options to purchase 45,000 shares of our Class A Common Stock upon his appointment as Senior Vice President. Pursuant to the agreement, we will provide Mr. McNelly with a five-year loan in the amount of $500,000 for the sole purpose of purchasing shares of our Common Stock. Quarterly interest payments on the loan will be forgiven by us. We also entered into an Employee Agreement on Ideas, Inventions and Confidential Information with Mr. McNelly. This agreement provides, among other things, that for a period of one year after Mr. McNelly’s termination of employment, Mr. McNelly will not solicit any customer of LCC or compete with LCC. However, if Mr. McNelly voluntarily terminates his employment or LCC terminates his employment without “cause,” the non-compete and non-solicitation restrictions will apply only so long as we continue to pay Mr. McNelly’s salary and benefits.

      David N. Walker. Effective on or about June 14, 1999, David N. Walker entered into a letter agreement with us. The agreement provides for at-will employment of Mr. Walker on a full-time basis. Mr. Walker’s annual salary under the agreement is $190,000 and is subject to increases and discretionary annual bonuses of up to 50% of his annual base salary. Pursuant to the agreement, Mr. Walker was awarded options to purchase 75,000 shares of our Class A Common Stock and a signing bonus of $65,000 upon his appointment as Senior Vice President and Chief Financial Officer. The agreement also provides that in the event that we are acquired by another entity, Mr. Walker is entitled to receive severance payments equal to his full base salary and medical and health benefits for a period of one year. In addition, Mr. Walker’s stock options will fully vest upon our change of control. Upon request, Mr. Walker must assist with the transition after our change of control for three months in order to receive the severance payments.

      We have confidentiality, noncompetition and inventions agreements with most members of senior management, including the Named Executive Officers. These agreements provide (i) that the employee will not reveal any of our confidential information to any person, business entity or other organization without authorization from us, (ii) that the employee may not compete with us during the term of his or her employment and for a period of up to 18 months following termination of employment for cause, the employee’s resignation or voluntary termination of employment by the employee, and (iii) that all ideas, designs, works and inventions made by the employee in the course of his or her employment with us are our exclusive property.

      Carlo Baravalle. Effective May 14, 2001, Carlo Baravalle entered into a Contract of Employment with LCC UK. Mr. Baravalle’s annual salary under the agreement is Euro310,000 and is subject to discretionary increases and bonuses. Pursuant to the agreement, Mr. Baravalle received a signing bonus of Euro28,000 upon his appointment as Senior Vice President. The agreement provides that either party terminating Mr. Baravalle’s employment must provide six month’s prior written notice of such termination. However, we may terminate the agreement without providing six month’s prior written notice if Mr. Baravalle (a) is guilty of gross misconduct, (b) commits or causes LCC UK or LCC to commit a serious breach of any law or regulation, (c) fails to comply with any material provision of LCC UK’s Corporate Standards of Conduct, (d) commits any act of dishonesty, (e) becomes bankrupt or makes an arrangement with his creditors, or (f) becomes of unsound mind. If Mr. Baravalle’s employment is terminated for any other reason and LCC UK fails to provide six month’s prior written notice of such termination, Mr. Baravalle is entitled to receive his salary, a bonus payment calculated as if he had remained employed with us for an additional six months, and certain other benefits.

      For a period of 12 months after termination of his employment, Mr. Baravalle may not (a) solicit or induce employees with whom he had significant contact with during his last 12 months of employment to leave LCC UK or a subsidiary or parent of LCC UK and join or provide services to a competing business, or (b) solicit business from any person or company who was a client, supplier or business partner of LCC UK or a client of a subsidiary or parent of LCC UK and with whom Mr. Baravalle had dealings with during his last 12 months of employment to the extent that such solicitation is in competition with LCC UK. For a period of six months after termination of his employment, Mr. Baravalle may not be employed by or engaged in business with any person or company competing with the portion of LCC UK’s business that Mr. Baravalle was involved in or had significant knowledge of during the last 12 months of his employment.

      Peter R. Zaugg. Peter R. Zaugg entered into a Service Agreement with LCC, United Kingdom, Ltd., a wholly-owned subsidiary of LCC (“LCC UK”) effective January 1, 1999. Mr. Zaugg’s annual salary under the agreement was SFR300,000 (300,000 Swiss Francs) and was subject to increases and discretionary annual bonuses of approximately 50% of his annual base salary. Mr. Zaugg resigned from all positions held within LCC effective September 1, 2001. For a period of 12 months after termination of his employment, Mr. Zaugg may not (a) solicit or induce employees with whom he had significant contact with during his last 12 months of employment to leave LCC UK and join or provide services to a competing business, (b) solicit or induce a client of LCC UK with whom he had significant contact with during his last 12 months of employment to hire a competing business to provide services to the client that are similar to the services that both LCC UK supplied to the client and Mr. Zaugg was involved in to a material extent during his employment with LCC UK, or (c) solicit or induce suppliers with whom Mr. Zaugg had significant contact with during the last 12 months of his employment to provide supplies to a competing business.

      Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings, in whole or in part, the following Compensation Committee Report on Executive Compensation, the Report of the Audit Committee and the Comparative Stock Performance Graph shall not be incorporated by reference into any such filings.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors has prepared the following report on our policies with respect to the compensation of executive officers for the fiscal year ended December 31, 2001. The Compensation Committee is charged with making decisions with respect to the compensation of our executive officers and administering our various incentive compensation, stock and benefit plans. No member of the Compensation Committee is an employee of LCC. During 2001, the Compensation Committee was comprised of Mark D. Ein, Susan Ness, and Dr. Rajendra Singh.

      Compensation arrangements during our 2001 fiscal year were determined in accordance with the Executive Compensation Policy set forth below and the implementation guidelines relating to the Executive Compensation Policy.

     Executive Compensation Policy

      Policy Purpose. To facilitate the recruitment, retention and motivation of the President and Chief Executive Officer, the Senior Vice Presidents, the Vice Presidents and such other persons the determination of whose compensation the Board of Directors shall determine (each of the foregoing, an “Executive”) will be covered by this policy (the “Executive Compensation Policy”) in ways consistent with the enhancement of shareholder value, service quality and employee satisfaction.

      Compensation Element. Executive compensation includes four principal elements: (i) base salary; (ii) employee benefits; (iii) annual incentive compensation; and (iv) equity participation (the “Principal Elements”).

      Criteria for Determination of Executive Compensation. In determining each of the Principal Elements of each Executive’s compensation, as well as the overall compensation package thereof, the following criteria shall be considered by the persons responsible for recommending or approving such compensation (each a “Reviewer”): (i) the compensation awarded to executives with comparable titles and responsibilities to those of such Executive by companies in the wireless telecommunications industry (or, to the extent information is not available, in comparable industries) whose revenues and earnings are comparable to those of LCC (the “Comparable Companies”), as reported by reliable independent sources; (ii) the results of operations of LCC during the past year, on an absolute basis and compared with LCC’s targeted results for such year as well as with the results of the Comparable Companies, as reported by reliable independent sources; (iii) the performance of such Executive during the past year, on an absolute basis and as compared with the performance targets set by LCC for such Executive for such year and the performance of the other Executives of LCC during such year; and (iv) any other factor which the Reviewers determine to be relevant. The weight to be given to each of the foregoing criteria shall be determined by the Reviewers in the exercise of reasonable judgment in accordance with the purposes of this Executive Compensation Policy and may vary from time to time or from Executive to Executive.

     Implementation Guidelines

      The implementation guidelines with respect to the Executive Compensation Policy provide that, on an annual basis, the Compensation Committee will review the compensation paid to the President and Chief Executive Officer of LCC and, taking into account each factor set forth in the Executive Compensation Policy set forth above, submit to the Board of Directors its recommendation regarding the compensation to be paid to the President and Chief Executive Officer. Following a review of such recommendation, the Board of Directors will take such action regarding such compensation, consistent with the Executive Compensation Policy, as it deems appropriate. With regard to the compensation paid to each Executive other than the President and Chief Executive Officer, the President and Chief Executive Officer are empowered to review, on an annual basis, the compensation paid to each Executive during the past year and, taking into account each factor set forth in the Executive Compensation Policy, submit to the Board of Directors his recommendations regarding the compensation to be paid to such persons during the next year and following a review of such recommendations, the Compensation Committee will take such action regarding such compensation, consistent with the Executive Compensation Policy, as it deems appropriate.

     Stock Options

      The Employee Plan provides for the grant of options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code to employees of LCC or any of its subsidiaries, as well as the grant of non-qualifying options to employees and any other individuals whose participation in the Employee Plan is determined to be in the best interest of LCC. The Employee Plan authorizes the issuance of up to 8,825,000 shares of Class A Common Stock pursuant to options granted under the Employee Plan. The option exercise price for incentive stock options granted under the Employee Plan may not be less than 100% of the fair market value of the Class A Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Class A Common Stock). The option exercise price for non-incentive stock options granted under the Employee Plan may not be less than the par value of the Class A Common Stock on the date of grant of the option. The maximum option term is ten years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Class A Common Stock). Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. There is also a $100,000 limit on the value of Class A Common Stock (determined at the time of grant) covered by incentive stock options that first become exercisable by an optionee in any year. The maximum number of shares of Class A Common Stock subject to options that can be awarded under the Employee Plan to any person is 1,000,000 shares.

      The Compensation Committee grants stock options to our executives in order to align the interests of those executives with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives’ gains are linked to increases in the value of the common stock, which in turn results in stockholder gains. During 2001, we granted stock options to purchase an aggregate of 2,099,221 shares of Class A Common Stock to approximately 850 employees, including options to purchase an aggregate of 318,000 shares of Class A Common Stock to our five most highly compensated executive officers. The per share option exercise prices of options granted during 2001 ranged from $4.11 to $16.00, which generally equaled the fair market value of a share of Class A Common Stock on the respective dates of grant.

      In addition, on October 16, 2001, we offered to exchange outstanding options held by eligible employees under the 1996 Employee Stock Option Plan (the “Employee Plan”) having an exercise price of $10.50 or more for one half of the number of shares of Class A Common Stock subject to the options tendered in the exchange. Subject to the terms and conditions of the option exchange program, we will grant new options to purchase an aggregate of 731,547 shares of Class A Common Stock in exchange for options tendered by eligible employees, including an aggregate of 86,500 shares of Class A Common Stock in exchange for options tendered by our executive officers. The new options will have an exercise price equal to the closing price of our Class A Common Stock on the business day immediately proceeding the date on which we grant the new options, which is scheduled to occur on or about May 21, 2002.

      The Board of Directors approved the option exchange program because many of our outstanding options, whether or not currently exercisable, had exercise prices that were significantly higher than the market price of our Class A common stock. The Board believed that these options were unlikely to be exercised in the foreseeable future. By making the offer to exchange outstanding options for new options that will have an exercise price equal to the closing market price on the Nasdaq National Market of our Class A common stock on the business day before the grant date, the Board intended to provide our employees with the benefit of owning options that over time may have a greater potential to increase in value, create better performance incentives for employees and thereby maximize stockholder value. In addition, because other companies within the telecommunications industry have offered similar programs to their employees, our Board believed that it was important to adopt the option exchange program to retain our employees. The Board also recognized that the option exchange program would reduce the number of shares subject to outstanding stock options because tendering employees will receive options to purchase one half of the number of shares of

Class A common stock subject to the options tendered in the exchange. The following table sets forth information with respect to the Named Executive Officers who participated in the option exchange program:

Ten-Year Option/SAR Repricings

Option Exchange Program

					Number of		Length of
		Number of	Market	Original	Options		Original
		Securities	Price of	Exercise	Granted in		Option Term
Named Executive		Underlying	Stock at	Price of	Exchange for	New	Remaining
Officer and	Date of	Options	Time of	Cancelled	Cancelled	Exercise	at Date of
Principal Position	Repricing(1)	Repriced	Repricing(2)	Option	Options(3)	Price(4)	Repricing

Michael S. McNelly	11/20/2001	45,000	$6.99	$16.00	22,500	—	8 years
Senior Vice President,	11/20/2001	18,000	$6.99	$12.25	9,000	—	9 years
The Americas
David N. Walker	11/20/2001	30,000	$6.99	$16.00	15,000	—	8 years
Senior Vice President,	11/20/2001	17,500	$6.99	$12.25	8,750	—	9 years
Chief Financial Officer and Treasurer
Peter A Deliso	11/20/2001	12,000	$6.99	$16.00	6,000	—	8 years
Vice President,	11/20/2001	7,500	$6.99	$12.25	3,750	—	9 years
Corporate Development, General Counsel and Secretary

(1)	The options to purchase these shares were tendered in the option exchange program on November 20, 2001, and new options are scheduled to be granted to this Named Executive Officer on or about May 21, 2002.

(2)	The market price is the closing price of our Class A Common Stock on November 20, 2001, the date on which the options were tendered in the option exchange program.

(3)	The new options will vest on the same schedule as the options tendered and accepted for exchange. Therefore, new options received in exchange for options that were vested on November 20, 2001, will be vested; new options received in exchange for options that were not vested on November 20, 2001, but that would have been vested on the date on which the new options are granted, will be vested; and new options received in exchange for options that would not have been vested on the date on which the new options are granted will vest on the same schedule that would have applied if the canceled options had remained in effect.

(4)	The new options will have an exercise price equal to the closing price of our Class A Common Stock on the business day immediately proceeding the date on which we grant the new options, which is scheduled to occur on or about May 21, 2002.

     Employee Stock Purchase Plan

      The Board of Directors has authorized an Employee Stock Purchase Plan. The plan, which commenced upon completion of our initial public offering, provides substantially all full time employees an opportunity to purchase shares of Class A Common Stock through payroll deductions not to exceed $25,000 annually. Each month participant account balances are used to purchase stock at the lesser of 85% of the fair market value on the trading day before the participation period starts or the trading day preceding the day on which the participation period ends. A total of 6,857 shares were available for purchase under the Employee Stock Purchase Plan on December 31, 2001.

     Chief Executive Officer Compensation

      The executive compensation policy described above is applied in setting Mr. Faulders’ compensation. Mr. Faulders generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of an annual base salary, a potential annual cash bonus and, potentially, long-term equity-linked compensation in the form of stock options. The

Compensation Committee’s general approach in establishing Mr. Faulders’ compensation is to be competitive with peer companies, but to have a large percentage of his target based upon objective performance criteria and targets established in our strategic plan.

      Mr. Faulders’ compensation for the year ended December 31, 2001, included $387,340 in base salary. Mr. Faulders did not receive a bonus for 2001. Mr. Faulders’ salary was based on, among other factors, LCC’s performance and the 2000 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies

     Compensation Deductibility Policy

      Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of “qualified performance-based compensation.” In general, our policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

      The Compensation Committee believes that compensation paid to our executive officers in 2001 was deductible for purposes of Section 162(m) of the Code.

Respectfully submitted,

COMPENSATION AND STOCK OPTION COMMITTEE

Mark D. Ein
Susan Ness
Dr. Rajendra Singh

Compensation Committee Interlocks and Insider Participation

      Dr. Rajendra Singh, a Director and a member of the Compensation Committee, is Chairman of the Members Committees of Telcom Ventures and RF Investors. As of April 4, 2002, RF Investors owned all of our Class B Common Stock, which represented approximately 30.2% of our outstanding Common Stock and 81.2% of the combined voting power of our Class A and Class B Common Stock. As of April 4, 2002, Telcom Ventures owned 99.248% of the outstanding interests in RF Investors and approximately 4.0% of our outstanding Common Stock, and Dr. Singh and members of his family and certain family trusts beneficially owned 75% of the outstanding interests in Telcom Ventures.

     Corporate Opportunity

      Concurrently with our initial public offering, we entered into an Intercompany Agreement with Telcom Ventures, RF Investors, Cherrywood, Dr. Rajendra Singh, Neera Singh, certain Singh family trusts (the five immediately foregoing persons and entities being collectively referred to as the “Singh Family Group”) and the Carlyle Investors (all of the foregoing, together with their respective successors or members of their immediate family, the “Telcom Ventures Group”). Under the Intercompany Agreement, Telcom Ventures, RF Investors, Cherrywood and the Singh Family Group have agreed that, until the earlier of (i) the date on which the Telcom Ventures Group no longer possesses voting control of us or (ii) the occurrence of certain termination events specified in the 1993 Formation Agreement among the members of the Telcom Ventures Group (the “Formation Agreement”), none of them will, directly or indirectly, participate or engage, other than through us, in any of our traditional business activities, defined as (i) the provision of cellular radio frequency engineering and network design services to the wireless telecommunications industry, (ii) the provision of program management services or deployment or construction related consulting services to the wireless telecommunications industry and (iii) the manufacture, sale, license, distribution or servicing of any radio network planning software tools or drive test field measurement and analysis equipment which are used by us in connection with our services described in the foregoing clauses (i) or (ii). The foregoing prohibition does not apply to services provided to third parties in which any member of the Telcom Ventures Group holds or is considering the acquisition of an investment where the provision of services is incidental to such member’s investment or to the ownership by any member of the Telcom Ventures Group of up to 5% of the outstanding securities of any entity as long as no member of the Telcom Ventures Group participates in the management of such entity. Under the Intercompany Agreement, each of the Carlyle Investors (but not its affiliates) has also agreed not to invest in any entity whose primary business is to compete with us in our traditional business activities (excluding the program management and towers businesses) until the earlier of (i) the date on which such Carlyle Investor no longer owns directly or indirectly, an interest in us or (ii) the occurrence of certain termination events specified in the Formation Agreement.

      In consideration of the foregoing agreements of the Telcom Ventures Group, we have agreed that, if any opportunity to invest in or acquire a third party the value of which could reasonably be deemed to exceed $1 million (an “Investment Opportunity”) is presented to us and we wish to refer such Investment Opportunity to a third party, we must give written notice to Telcom Ventures of such Investment Opportunity. Telcom Ventures has five business days following its receipt of the notice to inform us of its desire to pursue the Investment Opportunity. If Telcom Ventures does not wish to pursue the Investment Opportunity, or fails to provide timely notice to us of its interest, we may refer the Investment Opportunity to any third party.

     Advances To and From Telcom Ventures and Related Parties

      Immediately following our initial public offering, we made a loan of $3.5 million to Telcom Ventures from proceeds of the initial public offering to assist Telcom Ventures in paying certain taxes due in connection with the assumption by us of the Telcom Ventures Notes (as defined below) in connection with the initial public offering. The loan constitutes senior indebtedness of Telcom Ventures. The loan initially was repayable over five years, with equal annual principal payments over the term of the loan, and with interest payable annually accruing at the rate of LIBOR plus 1.75%. The remaining balance on the loan was paid in full, and the note was cancelled, subsequent to year end.

     Registration Rights

      Concurrently with our initial public offering, we entered into a Registration Rights Agreement with RF Investors and MCI WORLDCOM Network Services, Inc. (formerly known as MCI Telecommunications Corporation (“MCI”)) relating to the Class A Common Stock issuable upon conversion of Class B Common Stock (or upon conversion of indebtedness of LCC to MCI, which occurred in August 1999). Under the Registration Rights Agreement, RF Investors and MCI have certain “demand” rights to require us to register its Common Stock for sale and may register shares on a “piggyback” basis in connection with most registered public offerings of our securities.

     The Merger

      Pursuant to the merger of LCC, L.L.C. (the “Limited Liability Company,” our predecessor), with and into us (the “Merger”) in connection with our initial public offering, we are required to indemnify Telcom Ventures, RF Investors, Cherrywood, the Carlyle Investors and TC Group, L.L.C. (“TC Group”) against any liability for obligations and liabilities associated with the Limited Liability Company’s operations.

     Provision of Services and Products to Telcom Ventures and Parties Related Thereto

      We provide engineering services to Telcom Ventures and various other companies majority-owned or controlled by Telcom Ventures. Revenues earned by us during 2001 for such services were approximately $72,000. Trade accounts receivable from these related parties for the services and products provided by us were $19,000 on December 31, 2001.

      Concurrently with our initial public offering, we entered into an Overhead and Administrative Services Agreement with Telcom Ventures. Pursuant to the Overhead and Administrative Services Agreement, certain of our management personnel and other employees provide certain administrative services, principally related to human resource management functions. Telcom Ventures pays us a monthly fee for such administrative services based on a reasonable estimate of our cost of providing the same. While this agreement is not the result of arm’s length negotiations, it is designed to reimburse us for our costs in providing such services (including costs of personnel), and we believe that the terms of such agreements are reasonable. On December 31, 2001, the accounts receivable from this agreement were approximately $177,000, and this amount was paid in full subsequent to year end. In addition, LCC has made certain other payments on behalf of Telcom Ventures consisting primarily of fringe benefit and payroll service-related expenses, which totaled approximately $240,000 on December 31, 2001.

     Sublease with Telcom Ventures

      We sublease approximately 3,800 square feet of office space in McLean, Virginia to Telcom Ventures. Pursuant to the terms of the sublease agreement, Telcom Ventures pays us $3,800 per month to sublease the space from December 14, 2001, to December 31, 2002. If we receive an offer from a third party to lease the subleased premises at a monthly rental amount greater than the rent payable by Telcom Ventures, Telcom Ventures can elect to either pay the rental amount offered by the third party for the remainder of the term of the lease or terminate the lease 60 days from the date on which Telcom Ventures received notice from us of the third party’s offer.

      For a description of certain other transactions, see “Certain Relationships and Related Transactions” below.

Report of the Audit Committee of the Board of Directors

      The Audit Committee is currently comprised of Steven J. Gilbert, Susan Mayer and Susan Ness; Mr. Gilbert is Chairperson of the Committee. The Audit Committee’s responsibilities, as set forth in the Committee’s written charter, include examining and considering matters relating to the financial affairs of LCC, such as reviewing LCC’s annual financial statements, the scope of the independent annual audit and internal audits and the independent auditors’ letter to management concerning the effectiveness of LCC’s internal financial and accounting controls. The current members of the Audit Committee meet the independence and experience requirements set forth in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee held five meetings in connection with the year ended December 31, 2001.

      The Audit Committee has reviewed and discussed LCC’s audited financial statements for the year ended December 31, 2001 with management and with LCC’s independent auditors, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP their independence.

      Based on the Audit Committee’s review of LCC’s audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2001 be included in LCC’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

  Audit Fees

      For the year ended December 31, 2001, the aggregate fees for professional services rendered for the audit of LCC’s annual financial statements for the year ended December 31, 2001 and the reviews of the financial statements included in LCC’s Forms 10-Q for the year ended December 31, 2001 were $221,000.

  Financial Information Systems Design and Implementation Fees

      For the year ended December 31, 2001, LCC did not incur any charges or pay any fees related to any financial information systems design and implementation services provided by KPMG LLP.

  All Other Fees

      For the year ended December 31, 2001, the aggregate fees billed for services rendered by KPMG LLP, other than the fees discussed in the foregoing paragraphs, were $724,000. All other fees included $262,000 of audit-related services and $462,000 of tax services. The audit-related services consisted principally of accounting research and review of SEC filings, statutory audits and due diligence assistance. The Audit Committee of the Board of Directors of LCC has determined that the provision of these services is compatible with maintaining the independence of KPMG LLP.

Respectfully submitted,

AUDIT COMMITTEE

Susan Mayer
Susan Ness
Steven J. Gilbert

Comparative Stock Performance

      The following chart sets forth a five-year comparison of the cumulative stockholder total return on our Class A Common Stock. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a particular period by the share price at the beginning of the measurement period. Our cumulative stockholder return based on an investment of $100 at December 31, 1996 when our Class A Common Stock was first traded on the Nasdaq National Market at the closing price of $18.50 is compared to the cumulative total return of the Nasdaq Market Index and an index comprised of publicly traded companies which are principally in the wireless network services business (the “Peer Group”) during that same period. In 2001, our Peer Group consisted of the following companies: Dycom Industries Inc., Lexent Inc., Management Network Group Inc., Mastec Inc., o2wireless Solutions Inc., Tetra Technologies Inc. and Wireless Facilities Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among LCC International, Inc.,
the NASDAQ Stock Market (U.S.) Index and a Peer Group

* $100 invested on 12/31/96 in stock or index including reinvestment of dividends. Fiscal year ending December 31.

	12/96	12/97	12/98	12/99	12/00	12/01

LCC International, Inc.	100.00	78.38	20.27	107.77	58.78	39.46
Peer Group	100.00	79.76	92.05	140.65	114.22	44.29
NASDAQ Stock Market (U.S.)	100.00	122.48	172.68	320.89	193.01	153.15

Certain Relationships and Related Transactions

      The following is a summary of certain transactions and relationships among LCC and our associated entities, and among our directors, executive officers and stockholders and our associated entities. For a description of certain other transactions, see “Compensation Committee Interlocks.”

  Carlyle Option Designee Stock Options

      We reserved 85,000 shares of Class A Common Stock (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction) for issuance pursuant to options to be granted to a designee of the Carlyle Investors (the “Carlyle Option Designee Stock Options”). TC Group was granted an initial option to purchase 25,000 shares of Class A Common Stock in connection with our initial public offering at an exercise price of $16.00 per share. TC Group, as designee of the Carlyle Investors, was granted further options to purchase additional shares of Class A Common Stock as follows: (i) options to purchase 15,000 shares of Class A Common Stock at an exercise price of $20.125 were granted on September 24, 1997, (ii) options to purchase 15,000 shares of Class A Common Stock at an exercise price of $8.68 per share were granted on September 24, 1998; (iii) options to purchase 15,000 shares of Class A Common Stock at $7.938 per share were granted on September 24, 1999; and (iv) options to purchase 15,000 shares of Class A Common Stock at $17.25 per share were granted on September 25, 2000. Options granted to TC Group vested immediately, and were issued with exercise prices equal to the fair market value of the Class A Common Stock on the date of grant. The options will expire no later than the fifth anniversary of the date of grant.

  Engineering Contract with XM Satellite Radio Holdings Inc.

      LCC provides XM Satellite Radio Holdings Inc. with engineering and site preparation for XM Satellite’s terrestrial repeater network pursuant to a contract between the parties. The contract designates LCC as the prime contractor for the implementation of XM Satellite’s terrestrial repeater sites, and LCC has performed various services under the contract, including program management radio frequency engineering, site acquisition, architectural and engineering design, zoning, regulatory services, network management testing and interim system maintenance. Revenues earned during 1999, 2000 and 2001 from services provided to XM Satellite were $10.3 million, $58.4 million and $57.3 million, respectively. Receivables from XM Satellite were $18.5 million and $17.0 million at December 31, 2000 and 2001, respectively. Dr. Singh, a member of our Board of Directors, who also controls our largest shareholder, RF Investors, L.L.C., is a member of the board of directors of XM Satellite, and controls Telcom Ventures, L.L.C., which holds a minority investment in XM Satellite.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that our officers, directors and persons who own more than 10% of our Class A Common Stock file with the SEC reports about their ownership of our Class A Common Stock. The reporting persons are required by rules of the SEC to furnish us will copies of all Section 16(a) reports they file. Except as noted below, based solely on our review of the copies of such reports furnished to us by our directors and officers during and with respect to the year 2001 or upon written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were satisfied. RF Investors, Cherrywood, Telcom Ventures, Dr. Singh and Ms. Singh inadvertently failed to file Forms 4 in November 2001 for the same transaction; the transaction was reported by these persons on Forms 5 filed in February 2002.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(Proposal 2)

      KPMG LLP has been our independent auditor since 1994. The selection of KPMG LLP has been ratified by the stockholders in all Annual Meetings since such engagement. The Board of Directors, upon the recommendation of the Audit Committee, has selected KPMG LLP for the current year, and has proposed that our stockholders ratify this selection during the 2002 Annual Meeting. It is expected that representatives of KPMG LLP will be present at the 2002 Annual Meeting to make a statement if they so desire or to respond to appropriate questions.

      Unless otherwise instructed on the proxy, the persons named in the proxy to vote the shares represented by each properly executed proxy shall vote for the election as our principal accountant KPMG LLP.

      The Board of Directors recommends a vote FOR the Ratification of its Selection of Independent Public Accountant.

PROPOSAL TO APPROVE LCC INTERNATIONAL, INC.

EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
(Proposal 3)

      LCC’s Employee Stock Purchase Plan currently authorizes the issuance of a total of 360,000 shares of Class A Common Stock pursuant to the Employee Stock Purchase Plan. The Board of Directors approved an amendment to the Employee Stock Purchase Plan at a meeting held on February 5, 2002 to increase the number of shares of Class A Common Stock that may be issued pursuant to the plan to 860,000 shares. At this meeting, the Board of Directors directed that the plan, as amended, be submitted to the stockholders for approval. A copy of the proposed amendment to the Employee Stock Purchase Plan is attached hereto as Attachment A.

      The purpose of the Employee Stock Purchase Plan is to encourage employee participation in the ownership and economic progress of LCC. The Board of Directors believes that it is important to increase the number of shares available under the plan in order to maintain and improve LCC’s ability to attract and retain key personnel, and to serve as an incentive to such personnel to make extra efforts to contribute to the success of LCC’s operations. Because the participation in the Employee Stock Purchase Plan is subject to the discretion of each eligible employee, the benefits or amounts that will be received by any participant or groups of participants if the amended plan is approved are not currently determinable. However, only 6,857 shares of Class A Common Stock remain available for purchase by employees participating in the Employee Stock Purchase Plan. On the Record Date, six executive officers and approximately 327 employees of LCC were eligible to participate in the Employee Stock Purchase Plan. As of April 4, 2002, the closing price of our Class A Common Stock was $5.13 per share.

      The following is a summary description of the Employee Stock Purchase Plan, which was originally approved by the Board of Directors on July 23, 1996 and the stockholders of LCC on August 26, 1996, and was amended by the Board of Directors on May 25, 1999. This summary is qualified in its entirety by the detailed provisions of the Employee Stock Purchase Plan, a copy of which is attached as Exhibit 4.7 to our Form 10-K filed on April 2, 2001.

Description of the Employee Stock Purchase Plan

      The Employee Stock Purchase Plan permits eligible employees to elect to have a portion of their pay deducted by LCC to purchase shares of Class A Common Stock. In the event there is any increase or decrease in shares of Class A Common Stock without receipt of consideration by LCC (for instance, by a recapitalization or stock split), there may be a proportionate adjustment to the number and kinds of shares that may be purchased under the Employee Stock Purchase Plan. Generally, payroll deductions accumulate during the period specified by the Compensation and Stock Option Committee (the “Payroll Deduction Period”).

      Administration. The Employee Stock Purchase Plan is administered by the Compensation and Stock Option Committee. The Compensation and Stock Option Committee has the authority to interpret the Employee Stock Purchase Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Employee Stock Purchase Plan, all of which determinations will be final and binding.

      Eligibility. Any employee of LCC or any of its subsidiaries may participate in the Employee Stock Purchase Plan, except the following, who are ineligible to participate: (i) an employee whose customary employment is for less than five months in any year; (ii) an employee whose customary employment is 20 hours or less per week; and (iii) an employee who, after exercising his or her rights to purchase stock under the Employee Stock Purchase Plan, would own stock (including stock that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of LCC. An employee must be employed on the last day of the Payroll Deduction Period in order to acquire stock under the Employee Stock Purchase Plan unless the employee has retired, died or become disabled. The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating subsidiary of LCC.

      Participation Election. An eligible employee may become a participant in the Employee Stock Purchase Plan by completing an election to participate in the Employee Stock Purchase Plan authorizing LCC to have deductions made from pay on each pay day following enrollment in the Employee Stock Purchase Plan. The deductions will be credited to the employee’s account under the Employee Stock Purchase Plan. An employee may not during any Payroll Deduction Period change his or her percentage of payroll deduction for that Payroll Deduction Period, nor may an employee withdraw any contributed funds other than by terminating participation in the Employee Stock Purchase Plan (as described below). A participating employee who is not an executive officer subject to Section 16 under the Exchange Act (a “Section 16 officer”), may terminate payroll deductions or contributions for the remainder of a Payroll Deduction Period. Rights to purchase shares of Class A Common Stock will be deemed granted to participating employees as of the first trading day of each Payroll Deduction Period.

      Purchase Price. The purchase price for each share (the “Purchase Price”) will be established by the Compensation and Stock Option Committee, but will not be less than 85% of the fair market value of the shares of Class A Common Stock on the first or last trading day of such Payroll Deduction Period, whichever is lower.

      Purchase Limit. No employee may purchase shares of Class A Common Stock in any year under the Employee Stock Purchase Plan and all other “employee stock purchase plans” of LCC and any subsidiary having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Payroll Deduction Period.

      Purchase of Class A Common Stock. On the last date of the Payroll Deduction Period, a participating employee will be credited with the number of whole shares of Class A Common Stock purchased under the Employee Stock Purchase Plan during such period. Shares of Class A Common Stock purchased under the Employee Stock Purchase Plan will be held in the custody of an agent (the “Agent”). The agent may hold the shares of Class A Common Stock purchased under the Employee Stock Purchase Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. An employee may, however, instruct the Agent to have all or part of such shares reissued in the employee’s own name and have the stock certificate delivered to the employee. In the event the total number of shares of Class A Common Stock reserved for issuance at the conclusion of the Payroll Deduction Period is insufficient to cover the number of shares to be purchased by all participating employees during the same Payroll Deduction Period, then each participating employee will be (i) credited with a pro rata portion of the available shares, and (ii) refunded all monies in excess of those required to purchase the shares credited the employee.

      Termination of Participation. A participating employee will be refunded all monies in his or her account, and his or her participation in the Employee Stock Purchase Plan will be terminated, if: (i) the employee elects to terminate participation by delivering a written notice to that effect to LCC; (ii) the employee ceases to be employed by LCC or a participating subsidiary except on account of death, disability, retirement; (iii) the Board of Directors elects to terminate the Employee Stock Purchase Plan; or (iv) the employee ceases to be eligible to participate in the Employee Stock Purchase Plan, provided, however, that a participating employee who is a Section 16 officer does not have the discretion to voluntarily terminate participation in the Employee Stock Purchase Plan during a Payroll Deduction Period. If a participating employee terminates employment on account of death, disability or retirement, the participating employee will have the following alternatives: (i) refund of all monies in his or her account, or (ii) purchase of shares of Class A Common Stock on the last day of the Payroll Deduction Period with the amounts then accumulated in his or her account (absent a timely election, the participating employee (or his or her legal representative) will be deemed to have elected to receive a refund); provided, however, that a participating employee who is a Section 16 officer does not have the discretion to receive a refund.

      Transferability of Shares. No participating employee (or his or her legal representative in the case of death) may assign his or her rights to purchase shares of Class A Common Stock under the Employee Stock Purchase Plan, whether voluntarily, by operation of law or otherwise.

      Amendment of Plan. The Board of Directors may, at any time, amend the Employee Stock Purchase Plan in any respect; provided, however, that without approval of the stockholders of LCC no amendment shall be made (i) increasing the number of shares that may be made available for purchase under the Employee Stock Purchase Plan, (ii) changing the eligibility requirements for participating in the Employee Stock Purchase Plan or (iii) impairing the vested rights of participating employees.

      Termination of Plan. The Board of Directors may terminate the Employee Stock Purchase Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participants that have vested at the time of termination. In any event, the Employee Stock Purchase Plan shall without further action of the Board of Directors, terminate at the earlier of (i) ten years after the adoption of the Employee Stock Purchase Plan by the Board of Directors and (ii) such time as all shares of Class A Common Stock that may be made available for purchase under the Employee Stock Purchase Plan have been issued.

      No Employment Rights. Neither the Employee Stock Purchase Plan nor any right to purchase Class A Common Stock under the Employee Stock Purchase Plan confers upon any employee any right to continued employment with LCC or a participating subsidiary.

      Federal Income Tax Consequences. The Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the Employee Stock Purchase Plan are taxable income to participating employees in the year in which the amounts otherwise would have been received, but the participating employees will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase Class A Common Stock (on the first day of an offering period) or when the right to purchase Class A Common Stock is exercised (on the last day of the offering period).

      If the participating employee holds the Class A Common Stock purchased under the Employee Stock Purchase Plan for at least two years after the first day of the offering period in which the Class A Common Stock was acquired (referred to herein as the “Grant Date”) and for at least one year after the Class A Common Stock is purchased, when the participating employee disposes of the Class A Common Stock, he or she will recognize as ordinary income an amount equal to the lesser of:

(i) the excess of the fair market value of the Class A Common Stock on the date of disposition over the price paid for the Class A Common Stock; or

(ii) the fair market value of the Class A Common Stock on the Grant Date multiplied by the discount percentage for stock purchases under the Employee Stock Purchase Plan. The discount percentage is generally 15%, although LCC may use a lesser discount percentage, including a zero discount percentage.

      If the participating employee disposes of the Class A Common Stock within two years after the Grant Date or within one year after the Class A Common Stock is purchased, he or she will recognize ordinary income equal to the fair market value of the Class A Common Stock on the last day of the offering period in which the Class A Common Stock was acquired less the amount paid for the Class A Common Stock. The ordinary income recognition pertains to any disposition of Class A Common Stock acquired under the Employee Stock Purchase Plan (such as by sale, exchange or gift).

      Upon disposition of the Class A Common Stock acquired under the Employee Stock Purchase Plan, any gain realized in excess of the amount reported as ordinary income will be reportable by the participating employee as a capital gain, and any loss will be reportable as a capital loss. Amounts required to be reported as ordinary income on the disposition of the Class A Common Stock may be added to the purchase price in determining any remaining capital gain or loss. Capital gain or loss will be long-term if the employee has satisfied the two-year holding period requirement described above or, in any event, if the employee has held the Class A Common Stock for at least one year. Otherwise, the capital gain or loss will be short-term.

      If the participating employee satisfies the two-year holding period for Class A Common Stock purchased under the Employee Stock Purchase Plan, the Company will not receive any deduction for federal income tax purposes with respect to that Class A Common Stock or the right under which it was purchased. If the employee does not satisfy the two-year holding period, LCC will be entitled to a deduction in any amount equal to the amount that is considered ordinary income. Otherwise, the Employee Stock Purchase Plan has no tax effect on LCC.

      The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise in connection with participation in the Employee Stock Purchase Plan.

Approval of Proposal

      The affirmative vote of a majority of the voting rights of the shares of Class A and Class B Common Stock present or represented by Revocable Proxy at the Annual Meeting is required to approve the Employee Stock Purchase Plan, as amended.

      The Board of Directors recommends a vote “FOR” the approval and adoption of the amendment to the Employee Stock Purchase Plan.

DATE OF SUBMISSION OF STOCKHOLDER PROPOSALS

TO BE INCLUDED IN PROXY MATERIALS

      Any proposal or proposals intended to be presented by any stockholder at the 2003 Annual Meeting of Stockholders must be received by us by December 23, 2002 to be considered for inclusion in our proxy statement and form of proxy relating to that meeting. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2003 annual meeting of stockholders any stockholder proposal which may be omitted from our proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received. Any proposal that is not submitted for inclusion in next year’s proxy statement but is instead presented directly at the 2003 annual meeting of stockholders will be considered untimely, and management will be entitled to vote proxies in its discretion with respect to such proposal, if we do not receive notice of the proposal prior to the close of business on March 10, 2003.

OTHER BUSINESS TO BE TRANSACTED

      As of the date of this proxy statement, the Board of Directors knows of no other business which may come before the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors

PETER A. DELISO
Secretary

McLean, Virginia
April 22, 2002

A copy of our Annual Report to Stockholders accompanies this proxy statement.

ATTACHMENT A

Amendment To LCC International, Inc.

Employee Stock Purchase Plan

      Effective February 5, 2002, the LCC International, Inc. Employee Stock Purchase Plan (the “Plan”) is amended as follows:

1. The reference to “360,000” in the first sentence of Section 1 of the Plan is replaced by “860,000.”

      This Amendment to the LCC International, Inc. Employee Stock Purchase Plan was duly approved by the Board of Directors of LCC International, Inc. on February 5, 2002.

Secretary

A-1

Appendix 1

REVOCABLE PROXY
LCC INTERNATIONAL, INC.
ANNUAL MEETING OF STOCKHOLDERS MAY 23, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder hereby appoints C. Thomas Faulders, III, and David N. Walker, or either of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned at the Annual Meeting of Stockholders of LCC International, Inc. to be held on Thursday, May 23, 2002 at 10:00 a.m. (eastern time) at the Company’s offices, 7925 Jones Branch Drive, McLean, Virginia, 22102, and at any adjournments thereof, in respect of all shares of the Common Stock, par value $.01 per share, of the Company which the undersigned may be entitled to vote, on the matters designated below.

     The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and proxy statement dated April 22, 2002 and the Company’s Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

( Continued and to be dated and signed on reverse side.)

ê  Please Detach and Mail in the Envelope Provided  ê

A [x]	Please mark your votes as in this example.

FOR all nominees listed at right (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed at right	THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.

Proposal One:
Election of the Board of Directors	[ ]	[ ]	Nominees:	Mark D. Ein C. Thomas Faulders, III Steven J. Gilbert Susan Ness
(INSTRUCTION. To withhold authority to vote for an individual nominee cross out that nominee's name at right.)				Susan Mayer Dr. Rajendra Singh Neera Singh

	FOR	AGAINST	ABSTAIN

Proposal Two: Proposal to approve and adopt an amendment to the Company’s Employee Stock Purchase Plan that increases the number of shares of Class A Common Stock that may be issued pursuant to the plan from 380,000 to 860,000.
	[ ]	[ ]	[ ]

Proposal Three: Proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.	[ ]	[ ]	[ ]

In their discretion on any other matters that may properly come before the Annual Meeting, or any adjournments thereof, in accordance with the recommendations of a majority of the Board of Directors

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN A FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

I PLAN TO ATTEND THE MAY 23, 2002 ANNUAL STOCKHOLDERS MEETING [ ]

                                                                                                                                                                                                                   Date:                  , 2002
    SIGNATURE OF STOCKHOLDER OR AUTHORIZED REPRESENTATIVE

Note:
   Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons both persons should sign.

Appendix 2

LCC INTERNATIONAL, INC.
EMPLOYEE STOCK PURCHASE PLAN

(reflecting the amendment approved
by the Board of Directors on February 5, 2002)

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(a) Changes in Stock	6
(b) Reorganization in Which the Company Is the Surviving Corporation	6
(c) Reorganization in Which the Company Is Not the Surviving Corporation or Sale of Assets or Stock	7
(d) Adjustments	7
(e) No Limitations on Company	7
26. GOVERNMENTAL REGULATION	7
27. STOCKHOLDER RIGHTS	7
28. RULE 16B-3	8
29. PAYMENT OF PLAN EXPENSES	8

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LCC INTERNATIONAL, INC.
EMPLOYEE STOCK PURCHASE PLAN

        The Board of Directors of LCC International, Inc. (the “Company”) has adopted this Employee Stock Purchase Plan (the “Plan”) to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions, to purchase shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”). The Plan is for the benefit of the employees of LCC International, Inc. and any participating Affiliates. The Plan is intended to benefit the Company by increasing the employees’ interest in the Company’s growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:

1.     SHARES SUBJECT TO THE PLAN.

        Subject to adjustment as provided in Section 25 below, the aggregate number of shares of Class A Common Stock that may be made available for purchase by participating employees under the Plan is 860,000. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the “Board”), be either authorized but unissued shares or treasury shares.

2.     ADMINISTRATION.

        The Plan shall be administered under the direction of the Compensation Committee of the Board (the “Committee”). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

3.     INTERPRETATION.

        It is intended that the Plan will meet the requirements for an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”), and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

4.     ELIGIBLE EMPLOYEES.

        Any employee of the Company or any of its participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee whose customary employment is for less than five months in any calendar year; (b) an employee whose customary employment is 20 hours or less per week; and (c) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Class A Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. The term “participating Affiliate” means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder). The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating Affiliate.

5.     PARTICIPATION IN THE PLAN.

        An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Payroll Department of the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of Class A Common Stock for the employee’s account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the first Payroll Deduction Period.

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6.     PAYROLL DEDUCTIONS.

        At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions made from his or her pay, on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee’s account under the Plan. An employee may not during any Payroll Deduction Period change his or her percentage of payroll deduction for that Payroll Deduction Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 13 through 19 below.

7.     RIGHTS TO PURCHASE CLASS A COMMON STOCK; PURCHASE PRICE.

        Rights to purchase shares of Class A Common Stock will be deemed granted to participating employees as of the first trading day of each Payroll Deduction Period. The purchase price of each share of Class A Common Stock (the “Purchase Price”) shall be determined by the Committee; provided, however, the Purchase Price shall not be less than the lesser of 85 percent of the fair market value of the Class A Common Stock (i) on the first trading day of the Payroll Deduction Period or (ii) on the last trading day of such Payroll Deduction Period; provided, further, that in no event shall the Purchase Price be less than the par value of the Class A Common Stock. For purposes of the Plan, “fair market value” means the value of each share of Class A Common Stock subject to the Plan determined as follows: if on the determination date the shares of Class A Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the fair market value of the shares of Class A Common Stock shall be the closing price of the shares of Class A Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the determination date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Class A Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Class A Common Stock are not listed on such an exchange, quoted on such System or traded on such a market, fair market value shall be determined by the Board in good faith.

8.     TIMING OF PURCHASE; PURCHASE LIMITATION.

        Unless a participating employee has given prior written notice terminating such employee’s participation in the Plan, or the employee’s participation in the Plan has otherwise been terminated as provided in Sections 14 through 19 below, such employee will be deemed to have exercised automatically his or her right to purchase Class A Common Stock on the last trading day of the Payroll Deduction Period (except as provided in Section 13 below) for the number of shares of Class A Common Stock which the accumulated funds in the employee’s account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 12 below and subject to adjustment under Section 25 below. Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other “employee stock purchase plans” of the Company and its participating Affiliates shares of Class A Common Stock having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Payroll Deduction Period as to shares purchased during such period. Effective upon the last trading day of the Payroll Deduction Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company’s stockholders in accordance with Section 24 below.

9.     ISSUANCE OF STOCK CERTIFICATES.

        On the last trading day of the Payroll Deduction Period, a participating employee will be credited with the number of shares of Class A Common Stock purchased for his or her account under the Plan during such Payroll Deduction Period. Shares purchased under the Plan will be held in the custody of an agent (the “Agent”) appointed by the Board of Directors. The Agent may hold the shares purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate without identification as

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to individual participating employees. A participating employee may, at any time following his or her purchase of shares under the Plan, by written notice instruct the Agent to have all or part of such shares reissued in the participating employee’s own name and have the stock certificate delivered to the employee.

10.     WITHHOLDING OF TAXES.

          To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Class A Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Payroll Deduction Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer.

11.     ACCOUNT STATEMENTS.

          The Company will cause the Agent to deliver to each participating employee a statement for each Payroll Deduction Period during which the employee purchases Class A Common Stock under the Plan, reflecting the amount of payroll deductions during the Payroll Deduction Period, the number of shares purchased for the employee’s account, the price per share of the shares purchased for the employee’s account and the number of shares held for the employee’s account at the end of the Payroll Deduction Period.

12.     PARTICIPATION ADJUSTMENT.

          If in any Payroll Deduction Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 8 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee’s account after such exercise will be refunded to the employee.

13.     CHANGES IN ELECTIONS TO PURCHASE.

          (a)  A participating employee (other than a participating employee who is an executive officer of the Company who is subject to Section 16(b) under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) may, at any time prior to the last day of the Payroll Deduction Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

                    (i)  The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Payroll Deduction Period, with the amount then credited to the employee’s account; or

                    (ii)  Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

          (b)       Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Payroll Deduction Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

14.     VOLUNTARY TERMINATION OF EMPLOYMENT OR DISCHARGE.

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           In the event a participating employee (other than a participating employee who is an executive officer of the Company who is subject to Section 16(b) under the Exchange Act) voluntarily leaves the employ of the Company or a participating Affiliate, otherwise than by retirement under a plan of the Company or a participating Affiliate, or is discharged prior to the last day of the Payroll Deduction Period, the amount in the employee’s account will be distributed and the employee’s option to purchase will terminate. In the event a participating employee who is subject to Section 16(b) under the Exchange Act voluntarily leaves the employ of the Company or a participating Affiliate, otherwise than by retirement under a plan of the Company or a participating Affiliate, or is discharged prior to the last day of the Payroll Deduction Period, the employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Payroll Deduction Period, with the amount then credited to the employee’s account.

15.     RETIREMENT.

          In the event a participating employee (other than a participating employee who is an officer of the Company who is subject to Section 16(b) under the Exchange Act) who has an option to purchase shares leaves the employ of the Company or a participating Affiliate because of retirement under a plan of the Company or a participating Affiliate, the participating employee may elect, within 10 days after the date of such retirement, one of the following alternatives:

          (a)  The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Payroll Deduction Period, with the amount then credited to the employee’s account; or

          (b)  Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

          In the event the participating employee does not make an election within the aforesaid 10-day period, he or she will be deemed to have elected subsection 15(b) above; provided, however, that a participating employee who is an officer of the Company who is subject to Section 16(b) under the Exchange Act will receive shares of Class A Common Stock pursuant to subsection 16(a).

16.     LAY-OFF, AUTHORIZED LEAVE OR ABSENCE OR DISABILITY.

          Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash provided, however, that if such employee is an officer of the Company who is subject to Section 16(b) under the Exchange Act, such periodic payments must be continued in cash.

          If such employee returns to active service prior to the last day of the Payroll Deduction Period, the employee’s payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee’s period of absence, the employee shall, by written notice to the Company’s Payroll Department within 10 days after the employee’s return to active service, but not later than the last day of the Payroll Deduction Period, elect:

          (a)       To make up any deficiency in the employee’s account resulting from a suspension of payroll deductions by an immediate cash payment;

          (b)       Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee’s account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

          (c)       Withdraw the amount in the employee’s account and terminate the employee’s option to purchase.

          A participating employee on lay-off, authorized leave of absence or disability on the last day of the Payroll Deduction Period shall deliver written notice to his or her employer on or before the last day of the Payroll

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Deduction Period, electing one of the alternatives provided in the foregoing clauses (a), (b) and (c) of this Section 16. If any employee fails to deliver such written notice within 10 days after the employee’s return to active service or by the last day of the Payroll Deduction Period, whichever is earlier, the employee shall be deemed to have elected subsection 16(c) above.

          If the period of a participating employee’s lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Payroll Deduction Period, and the employee shall not resume active employment with the Company or a participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 15 of this Plan.

17.     DEATH.

          In the event of the death of a participating employee while the employee’s option to purchase shares is in effect, the legal representatives of such employee may, within three months after the employee’s death (but no later than the last day of the Payroll Deduction Period) by written notice to the Company or participating Affiliate, elect one of the following alternatives:

          (a)  The employee’s option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Payroll Deduction Period, with the amount then credited to the employee’s account; or

          (b)  Withdraw the amount in such employee’s account and terminate such employee’s option to purchase.

          In the event the legal representatives of such employee fail to deliver such written notice to the Company or participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount, then credited to the employee’s account shall be paid to such legal representatives; provided, however, that the estate of a participating employee who is an officer of the Company who is subject to Section 16(b) under the Exchange Act will receive shares of Class A Common Stock pursuant to subsection 17(a).

18.     FAILURE TO MAKE PERIODIC CASH PAYMENTS.

          Under any of the circumstances contemplated by this Plan, where the purchase of shares is to be made through periodic cash payments in lieu of payroll deductions, the failure to make any such payments shall reduce, to the extent of the deficiency in such payments, the number of shares purchasable under this Plan.

19.     TERMINATION OF PARTICIPATION.

          A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 24 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee’s participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee’s account and a stock certificate representing the number of whole shares held in the employee’s account. Once terminated, participation may not be reinstated for the then current Payroll Deduction Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Payroll Deduction Period.

20.     ASSIGNMENT.

          No participating employee may assign his or her rights to purchase shares of Class A Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Class A Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee’s death, to the employee’s estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

21.     APPLICATION OF FUNDS.

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          All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Class A Common Stock and/or refunded to participating employees. Participating employees’ accounts will not be segregated nor will participating employees be entitled to receive interest with respect to any such funds.

22.     NO RIGHT TO CONTINUED EMPLOYMENT.

          Neither the Plan nor any right to purchase Class A Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee’s participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee’s employment at any time.

23.     AMENDMENT OF PLAN.

          The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 7 above used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 1 above that may be made available for purchase under the Plan (except as provided in Section 25 below), (b) changing the eligibility requirements for participating in the Plan, or (c) impairing the vested rights of participating employees.

24.     EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN.

          The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten (10) years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Class A Common Stock that may be made available for purchase under the Plan pursuant to Section 1 above have been issued.

25.     EFFECT OF CHANGES IN CAPITALIZATION.

          (a)       Changes in Stock.

          If the number of outstanding shares of Class A Common Stock is increased or decreased or the shares of Class A Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

          (b)       Reorganization in Which the Company Is the Surviving Corporation.

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          Subject to Subsection (c) of this Section 25, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Class A Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

          (c)       Reorganization in Which the Company Is Not the Surviving Corporation or Sale of Assets or Stock.

          Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, the Payroll Deduction Period shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 9 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

          (d)       Adjustments.

          Adjustments under this Section 25 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

          (e)       No Limitations on Company.

          The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

26.     GOVERNMENTAL REGULATION.

          The Company’s obligation to issue, sell and deliver shares of Class A Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

27.     STOCKHOLDER RIGHTS.

          Any dividends paid on shares held by the Company for a participating employee’s account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Class A Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Class A Common Stock held by the Agent for an employee’s account will be voted in accordance with the employee’s duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

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28.     RULE 16b-3.

          Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Exchange Act. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

29.     PAYMENT OF PLAN EXPENSES.

          The Company will bear all costs of administering and carrying out the Plan.

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